As filed with the Securities and Exchange Commission on June 17, 2015

Registration File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGET CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota	55403-2467
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Target Corporation 2011 Long-Term Incentive Plan

(Full title of the plan)

John J. Mulligan,
Executive Vice President,
Chief Financial Officer and Chief Accounting Officer

Target Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403-2467

(612) 304-6073

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $.0833 per share	20,000,000 shares	$79.425	$1,588,500,000	$184,583.70

(1)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 10, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 20,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Amended and Restated 2011 Target Corporation Long-Term Incentive Plan (formerly known as the Target Corporation 2011 Long-Term Incentive Plan) (the “Plan”). Previously, 40,000,000 shares were registered under the Plan pursuant to Registration Statement No. 333-174921. In accordance with Section E of the General Instructions to Form S-8, Registration Statement No. 333-174921 is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Target Corporation (the “Registrant”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(1)   the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the Commission on March 13, 2015;

(2)   all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 2015 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(3)   the description of the Registrant’s common stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit Number	Document Description

(4)A	Amended and Restated Articles of Incorporation (as amended through June 9, 2010) (1)
(4)B	By-Laws (as amended through September 9, 2009) (2)
(4)C	Form of Common Stock Certificate (3)
(5)	Opinion of the Chief Legal Officer of the Registrant
(23)A	Consent of the Chief Legal Officer of the Registrant (included with Exhibit 5)

(23)B	Consent of Ernst & Young LLP
(24)	Powers of Attorney

(1)	Incorporated by reference to Exhibit (3)A to the Registrant’s Current Report on Form 8-K filed June 10, 2010 (File No. 1-6049)

(2)	Incorporated by reference to Exhibit (3)B to the Registrant’s Current Report on Form 8-K filed September 10, 2009 (File No. 1-6049)

(3)	Incorporated by reference to Exhibit 4(p) to the Registrant’s Registration Statement on Form S-3 filed September 27, 1996 (File No. 333-12915)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 17th day of June, 2015.

TARGET CORPORATION
By
/s/ John J. Mulligan
John J. Mulligan, Executive Vice
President, Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 17th day of June, 2015, by the following persons in the capacities indicated:

/s/ Brian C. Cornell		Chairman of the Board and Chief Executive Officer (Principal
Brian C. Cornell		Executive Officer)

/s/ John J. Mulligan		Executive Vice President, Chief Financial Officer and Chief
John J. Mulligan		Accounting Officer (Principal Financial and Accounting Officer)

Roxanne S. Austin	)
Douglas M. Baker, Jr.	)
Calvin Darden	)
Henrique De Castro	)
Mary E. Minnick	)	Directors*
Anne M. Mulcahy	)
Derica W. Rice	)
Kenneth L. Salazar	)
John G. Stumpf	)

* John J. Mulligan, by signing his name hereto on the 17th day of June, 2015, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Directors of the Registrant.

/s/ John J. Mulligan
John J. Mulligan, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description	Form of Filing

(4)A	Amended and Restated Articles of Incorporation (as amended through June 9, 2010).	Incorporated by Reference
(4)B	By-Laws (as amended through September 9, 2009)	Incorporated by Reference
(4)C	Form of Common Stock Certificate	Incorporated by Reference
(5)	Opinion of the Chief Legal Officer of the Registrant	Electronic Transmission
(23)A	Consent of the Chief Legal Officer of the Registrant (included with Exhibit 5)	Electronic Transmission
(23)B	Consent of Ernst & Young LLP	Electronic Transmission
(24)	Powers of Attorney	Electronic Transmission